Exhibit 5.2

Debbie A. Klis, Partner 1050 Connecticut Avenue, NW Suite 500 Washington, D.C. 20036 Tel: +1 202.935.3390 Email: debbie.klis@rimonlaw.com

August 8, 2025

BM Acquisition Corp.

Lot 680, Jalan Batu 1 1/2, Jalan Bangi

43500 Semenyih Selangor, Malaysia

Attn. Traviss Loong Kam Seng

Ladies and Gentlemen:

We have acted as special counsel to BM Acquisition Corp., a Cayman Islands exempted company (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (as amended, the “Registration Statement”) and the related prospectus in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company of up to 6,900,000 units of the Company, including up to 900,000 units which may be purchased from the Company upon the exercise of the over-allotment option to purchase additional units set forth in the Underwriting Agreement (as defined below) (collectively, the “Units”). Each Unit consists of one of the Company’s Class A ordinary shares, par value $0.0001 per share (each, a “Class A Share”) and one-half of one warrant, with each whole warrant exercisable for one Class A ordinary share (each, a “Warrant” and together, the “Warrants”).

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus, any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issue of the Units.

In connection with our opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinion set forth in this opinion letter:

(a)	the Registration Statement;

(b)	the form of underwriting agreement to be entered into between the Company and D. Boral Capital LLC, filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”);

(c)	the form of Specimen Unit certificate, filed as Exhibit 4.1 to the Registration Statement;

(d)	the form of Specimen Class A Ordinary Share certificate, filed as Exhibit 4.2 to the Registration Statement

(e)	the form of Specimen Warrant certificate, filed as Exhibit 4.3 to the Registration Statement; and

(f)	the form of Warrants Agreement to be entered into by and between the Company and Odyssey Transfer and Trust Company, as rights agent (the “Warrants Agent”), pursuant to which the Warrants will be issued (the “Warrants Agreement”), filed as Exhibit 4.4 to the Registration Statement.

The documents listed in clauses (a) through (f) above and the other documents that we have examined in connection therewith are referred to as the “Transaction Documents.”

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us and the accuracy of all statements in certificates of officers of the Company that we reviewed.

As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Transaction Documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Units, the Class A Shares and the Warrants. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established or verified the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based upon the foregoing assumptions and assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.	The Units, when duly issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery thereof by Odyssey Transfer and Trust Company, as transfer agent, will constitute the valid and binding obligations of the Company.

2.	The Class A Shares, when the Units are duly issued, delivered and paid for by the underwriters, as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

3.	The Warrants included in the Units, when the Units are duly issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement and the Warrants Agreement, and assuming the due authorization, execution and delivery of the Warrants by Odyssey Transfer and Trust Company, as warrant agent, will constitute the valid and binding obligations of the Company.

In connection with the opinions expressed above, we have assumed that at or prior to the time of the delivery of any Units, (i) the Board of Directors of the Company shall have duly established the terms of the Units and the Shares and the Warrants included therein and duly authorized the issuance and sale of the Units and such authorization shall not have been modified or rescinded; (ii) the Company is, and shall remain, validly existing as a corporation under the laws of the Cayman Islands; (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iv) there shall not have occurred any change in law affecting the validity or enforceability of the Units and the Warrants included therein.

We have also assumed that the (a) terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company of any such security (I) require no action by or in respect of, or filing with, any governmental body, agency or official and (II) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company, and (b) the Warrants Agreement will be governed by the laws of the State of New York.

Our opinions expressed herein are subject to the following qualifications and exceptions:

a.	The effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination.

b.	Limitations imposed by general principles of equity upon the availability of equitable remedies, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material.

c.	We express no opinion as to the applicability of any regulatory statute, or rule or regulation of any regulatory agency, to the Company or the effect of any such statute, rule or regulation on the opinions expressed herein.

d.	We express no opinion as to compliance with applicable antifraud statutes, and rules or regulations of applicable foreign, state and federal laws concerning the issuance or sale of the Units, the Unit Shares, the Warrants.

e.	Our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

f.	We express no opinion as to the validity or legally binding effect of (i) the validity, legally binding effect or enforceability of (a) any waiver of immunity, (b) any waiver of a right to trial by jury, (c) any waiver of inconvenient forum set forth in the Warrants Agreement, the Warrants or (d) any provisions relating to partial unenforceability contained in the Warrants Agreement, the Warrants; (ii) (a) whether a federal or state court outside New York would give effect to any choice of law provided for in the Warrants Agreement or the Warrants, or (b) any provisions of the Warrants Agreement and the Warrants that relate to the subject matter jurisdiction of the federal or state courts of a particular jurisdiction to adjudicate any controversy related to the Warrants Agreement and the Warrants or the transactions contemplated thereby; or (iii) Section 4.5 of the Warrants Agreement or any related provision in the Warrants that requires or relates to adjustments to the conversion rate in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the 462(b) Registration Statement and to the reference of our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Rimon P.C.
RIMON P.C.